Exhibit 10.1

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Agreement”) is made by and between David Rice (“Employee”) and TIBCO Software Inc. (the “Company”) (Employee and Company are jointly referred to as the “Parties”).

WHEREAS, Employee signed an offer letter dated September 25, 2002 with attached exhibits, including an Employment Agreement dated October 7, 2002 (the “Employment Agreement”) and a Non-Disclosure/Assignment Agreement dated October 7, 2002 (the “NDA Agreement”);

WHEREAS, Employee is employed by the Company “at-will” as Executive Vice President, Operations;

WHEREAS, the Company and Employee have entered into certain stock option agreements on December 3, 2003, March 19, 2003, and October 7, 2002, respectively granting Employee the option to purchase Eighty Thousand (80,000), Seventy-Five Thousand (75,000), and Three Hundred Thousand (300,000) shares of the Company’s common stock subject to the terms and conditions of the applicable Company Stock Plan and the Company’s form of written stock option agreement(s) (collectively, the “Stock Option Agreements”);

WHEREAS, the Company and Employee entered into an Indemnity Agreement dated October 7, 2002 (the “Indemnity Agreement”);

WHEREAS, the Parties are modifying and preparing to terminate their employment relationship;

WHEREAS, Employee shall no longer serve in the position of Executive Vice President, Operations as of March 5, 2004;

WHEREAS, Employee’s employment with the Company will cease on or before September 8, 2004 (the “Termination Date”);

WHEREAS, the Company wishes to retain Employee until the Termination Date and Employee wishes to remain employed by the Company until the Termination Date, but Employee’s employment shall remain at-will and either party may terminate the employment relationship on an earlier date with or without cause and with or without notice, subject to the terms contained herein;

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company, including, but not limited to, any and all claims arising or in any way related to Employee’s current employment with or future separation from the Company;

THUS, in consideration of the promises made herein, the Parties agree as follows:

1.	Consideration.

(a) Up-Front Cash Payment. In consideration for executing this Agreement, the Company shall pay Employee the total amount of One Thousand Dollars ($1,000) (the “Initial Payment”), less applicable withholding, in accordance with the Company’s regular payroll practices. This payment shall be made to Employee within five (5) business days after the date this Agreement has been fully executed by both parties.

(b) Continued Employment. The Employee’s employment with the Company shall continue at-will until the Termination Date, unless continued employment is earlier terminated by either the Employee upon finding other employment or by the Company for “cause,” as defined below (the period of continued employment referred to herein as “Employment Period”). The Company and Employee acknowledge and agree that as March 5, 2004, Employee’s official title is Executive Vice President, and he may refer to himself as an Executive Vice President. Employee shall report to the Office of the CEO. Notwithstanding his title, the Company and Employee acknowledge and agree that the Parties do not intend Employee to be a Section 16 officer for securities law purposes. The Company and Employee further acknowledge and agree that as Executive Vice President and during the Employment Period, Employee shall: (i) earn a salary of Nineteen Thousand Five Hundred Eighty-Three and 34/100 Dollars ($19,583.34) per month, less applicable withholdings, paid in accordance with the Company’s regular payroll practices (the “Monthly Payments”), (ii) be available to work 30 hours per week at mutually agreeable times (although the employee shall not be required to work in the Company office unless requested by the Company’s CEO, Vivek Ranadive) and shall have continued access to his voicemail, and (iii) perform such services as are directed by the CEO Vivek Ranadive. If Employee accepts another full-time position during the Employment Period or otherwise resigns prior to the Termination Date then Employee shall notify the Company immediately. Part-time employment or consulting work performed by the Employee for a third party shall not constitute a breach of this Agreement or require notification to the Company so long as such part-time employment or consulting work does not prevent the Employee from reasonably fulfilling his obligations under this Agreement. This specifically includes, but is not limited to, Employee’s continuing employment with Fifth Quadrant, Inc. or any successor to Fifth Quadrant wholly owned by Employee or family trust. Unless the Employee’s employment is terminated by the Company for cause as otherwise described in this Agreement, and provided that the Employee is otherwise in compliance with all of the terms of this Agreement, if the Employee resigns prior to September 8, 2004, thereby accelerating the Termination Date, the Company agrees that it shall pay to Employee an amount which (the “Early Termination Payment”), when combined with the Initial Payment, the Monthly Payments made prior to the accelerated Termination Date and the Final Lump Sum, will equal One Hundred and Twenty-Three Thousand Four Hundred Forty Dollars (US$123,440), less applicable withholdings. The Early Termination Payment shall be paid subject to the same terms and conditions as apply to the Final Lump Sum, except that it shall be paid irrespective of whether the Company elects not to pay the Final Lump Sum amount as a result of Employee’s termination earlier than the Termination Date. If Employee fails to inform the Company of any new employment (a “Specified Breach”), and the Company continues to pay Employee under this section, the Company reserves the right to seek reimbursement of payments from Employee above minimum wage for the period following his Specified Breach. Other than the one-time Early Termination Payment specified above, Employee shall no longer be entitled to continued payments under this section, benefits or stock vesting if Employee accepts and commences work for another employer other than in accordance with this Agreement or if the Company terminates Employee’s employment with the Company for “cause.” “Cause” shall mean: (i) Employee engages in any act of dishonesty, fraud or misrepresentation, or violation of the Company’s anti-harassment and discrimination policies; (ii) Employee’s violation of any federal, state or other law or regulation applicable to the Company’s business or violation of Company policies, as set forth in the Company’s Employee Handbook, designed to ensure compliance with a federal, state or other law or regulation applicable to the Company’s business; (iii) Employee’s material breach of any confidentiality agreement or invention assignment agreement between Employee and the Company; (iv) Employee acknowledging the commission of, being convicted of, or entering a plea of guilty or nolo contendere to, any felony or misdemeanor involving moral turpitude; or (v) the Employee failing to notify the Company that he has accepted a position during the Employment Period with another company and/or the Employee accepting a position during the Employment Period, directly or indirectly, of providing services for a competitor of the Company (as defined below) while continuing to receive salary and other payments from the Company. In the event that the Company believes that Employee has committed an act or acts constituting “cause” under subsections 1(b)(i) through (v) above, the Company shall provide specific written notice thereof to Employee, if such “cause” is reasonably susceptible of being cured, and the termination of Employee’s employment therefor shall become effective fourteen (14) days after that notice, provided that it has not been cured by that date. For purposes of this Agreement, a “competitor of the Company” shall be any one of the following companies, together with their successors and/or assigns: WebMethods Inc., Vitria Technology Inc., SeeBeyond Technology Corporation, Sonic Software, Progress Software Corporation, the messaging software or infrastructure software departments of IBM Corporation or Microsoft Corporation; Staffware PLC, or the portal division of Oracle Corporation.

(c) Supplemental Severance. In the event that Employee elects to continue employment through the Termination Date and Employee’s employment has not been terminated for “cause,” upon the termination of Employee’s employment, the Company agrees that, in addition to paying the balance of Employee’s Base Salary through the Termination Date, the Company will pay Employee an additional lump sum payment of Four Thousand Eight Hundred Ninety-Five and 84/100 Dollars ($4,895.84) (the “Final Lump Sum”), less applicable withholdings, in consideration for, and conditioned upon, the execution by Employee of a Supplemental Severance Agreement and Release, the form of which is attached hereto as Exhibit A (the “Supplemental Agreement”). The Final Lump Sum shall be paid within sixteen (16) days of the Effective Date of the Supplemental Agreement. In the event that Employee’s employment is terminated earlier than the Termination Date for “cause,” the Company reserves the right to elect at its sole discretion whether or not to offer Employee any payment in exchange for a supplemental severance agreement and release, whether in the form of the Supplemental Agreement or some other form satisfactory to the Company.

(d) Aggregate Consideration. For the sake of clarity, the Company will not pay more than One Hundred and Twenty-three Thousand Four Hundred Forty Dollars ($123,440) less applicable withholdings, under the terms of this agreement for the Initial Payment, the Monthly Payments and the Final Lump Sum, inclusive of any applicable withholding or other taxes and payment reimbursements. The Final Lump Sum will therefore be reduced, as necessary, to offset any amount of prior overpayment to ensure no more than an aggregate consideration paid of One Hundred and Twenty-three Thousand Four Hundred Forty Dollars ($123,440) less applicable withholdings.

(c) Legal Fees. The Company agrees to pay Employee’s attorney’s fees reasonably incurred in connection with the preparation of this Agreement, in an amount not to exceed Five Thousand Dollars ($5,000.00). Such attorney’s fees shall be paid by the Company within fifteen (15) days of Employee’s provision to the Company of documentation substantiating such expenses.

2. Benefits. Employee’s standard health, life, vision, dental and alternative health providers insurance, and participation in ESPP and 401K benefits shall cease on the earlier of the Termination Date, or the date Employee or the Company actually terminates Employee’s employment, subject to Employee’s right to continue his health insurance under COBRA. Employee’s participation in all other benefits and incidents of employment shall also cease on the earlier of the Termination Date or the date Employee or the Company actually terminates Employee’s employment, except that Employee shall cease accruing vacation time and paid time off as of the Effective Date.

3. Stock. The vesting of any stock options shall continue through the remainder of Employee’s employment, and both vesting and exercise shall be subject to the terms and conditions of the Stock Option Agreements.

4. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Employment Agreement and NDA Agreement between Employee and the Company, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Employee shall return, by the Effective Date, all of the Company’s property and confidential and proprietary information in his possession to the Company.

5. Payment of Salary. Employee acknowledges and represents that, as of the Effective Date of this Agreement, the Company has paid all salary, wages, bonuses, commissions, distributions, interest, equity, severance, fees, penalties and any and all other benefits and compensation due to Employee.

6. Expenses. Employee will submit a final documented expense reimbursement statement reflecting all business expenses incurred through March 5, 2003, if any, for which he seeks reimbursement within 30 days after the execution of this Agreement. The Company shall reimburse Employees for such expenses pursuant to its regular business practices. Also pursuant to its regular business practices, the Company shall reimburse Employee for pre-approved business expenses during the period of continuing employment.

7. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its past and present administrators, managers, officers, directors, employees, investors, stockholders, agents, predecessors, successors in interest, and assigns, employee benefit plans and their fiduciaries, subsidiaries, predecessors and successors in interest, agents, representatives and assigns. Employee hereby fully and forever releases the Company and its past and present administrators, managers, officers, directors, employees, investors, stockholders, agents, predecessors, successors in interest, and assigns, affiliates, divisions, subsidiaries, employee benefit plans and their fiduciaries, subsidiaries, predecessors and successors in interest (the “Releasees”), from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship (whether on or before the Termination Date);

(b) any and all claims relating to, or arising from, Employee’s right to purchase or actual purchase (if any) of shares of stock of the Company, including, without limitation, any claims for fraud; misrepresentation; breach of fiduciary duty; breach of duty under applicable state corporate law; and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; fraud in the inducement; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers’ compensation; and disability benefits;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; The Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the California Family Rights Act; the California Fair Employment and Housing Act; and the California Labor Code, including, but not limited to, Labor Code Sections 1400-1408;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorneys’ fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement nor to any rights to defense and indemnity the Employee may have available to him from the Company pursuant to the terms of the Company’s insurance policies, the Indemnity Agreement, the Company’s By-Laws or pursuant to statute or common law.

8. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that:

(a) he should consult with an attorney prior to executing this Agreement;

(b) he has twenty-one (21) days within which to consider this Agreement;

(c) he has seven (7) days following his execution of this Agreement to revoke the Agreement;

(d) this Agreement shall not be effective until the revocation period has expired; and

(e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

9. Civil Code Section 1542. Employee represents that he is not aware of any claim by him against any of the Releasees other than the claims that are released by this Agreement. Employee acknowledges that he has had the opportunity to be advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

10. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the Releasees. Employee also represents that he is not presently aware of any claims on his own behalf, not otherwise released herein, against the Company or any of the Releasees, and that consequently, he has no present intention to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the Releasees.

11. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company following the Termination Date or the earlier termination of his employment with the Company, and he hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees that he will not apply for employment with the Company once his employment has been terminated.

12. Confidentiality. Employee acknowledges that his agreement to keep the contents of, terms and conditions of, and the consideration for this Agreement confidential was a material factor on which the parties relied in entering into this Agreement. Except as permitted herein, the Employee agrees to maintain in confidence the existence of this Agreement, the contents, terms and conditions of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Severance Information”). Employee may also disclose, on a reasonable “need to know” basis the contents of, terms and conditions of, and the consideration for this Agreement to (i) immediate family, (ii) legal and/or other professional advisors, or Company personnel necessary to implement the Agreement (as determined by the Company in its sole discretion), (iii) to enforce (or defend against asserted claims of) breaches of this Agreement, or (iv) as required by law (e.g. by subpoena or for tax disclosures) or pursuant to Court order. Except as to (iii) and (iv), such recipients of Severance Information will also be informed of the confidentiality requirements contained herein. Employee otherwise agrees to take every reasonable precaution to prevent disclosure of any Severance Information to other third parties, and agrees that there will be no other publicity, directly or indirectly, concerning any Severance Information.

13. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Releasees, and any tortious interference with the contracts, relationships and prospective economic advantage of the Releasees. The Company’s current officers and directors agree to refrain from any defamation, libel or slander of the Employee, and any tortious interference with the contracts, relationships and prospective economic advantage of the Employee, for so long as they remain employed with the Company. The Company shall release the statement attached as Exhibit B to the Agreement if asked for a reference by a prospective employer or client firm contemplating hiring Employee as a consultant.

14. No Cooperation. Employee agrees that following the termination of his employment, he will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or court order to do so. Employee agrees both to notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. After the termination of his employment, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

15. Breach. Employee acknowledges and agrees that any breach of Paragraphs 7, 9 or 14 hereof, except as permitted by paragraph 8(e), shall constitute a material breach of this Agreement and shall entitle the Company to cease and/or recover the consideration provided to Employee under this Agreement, except as provided by law, and that any material breach of any provision of this Agreement, except as permitted by paragraph 8(e), or of the Employment Agreement or the NDA shall constitute a material breach of this Agreement and shall entitle the Company to cease future consideration under this Agreement and to seek injunctive relief to restrain such breach and prevent irreparable harm, without prejudice to the Company’s right to pursue all other remedies permitted by law. Except as provided by law, the non-prevailing Party in the adjudication of any claims shall be liable to the prevailing Party for all reasonable costs (including the costs of arbitration, litigation and court fees incurred in connection with such action), attorneys’ fees and any and all damages incurred by the prevailing Party in enforcing (or defending against claimed breaches of) the obligations under this Agreement, the Employment Agreement and the NDA Agreement.

16. No Admission of Liability. The Parties each understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party. No action taken by Employee hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgement or admission by the Employee of any fault or liability whatsoever to the Company or to any third party.

17. Costs. The Parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with the preparation of this Agreement, except that the Company shall reimburse Employee for attorneys’ fees (in accordance with the procedures set forth in Section 6 hereto) up to a maximum of $5,000 in connection with the negotiation and preparation of this Agreement.

18. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

19. No Representations. Each Party represents that it has consulted with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. In entering into this Agreement, neither Party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

20. Severability. In the event that any provision, or any portion thereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of said provision.

21. Entire Agreement. This Agreement and the attached Exhibits, the Employment Agreement, the NDA Agreement, the Indemnity Agreement and the Stock Option Agreements represent the entire agreement and understanding between the Company and Employee concerning the subject matter thereof and Employee’s employment with and separation from Company and the events leading thereto and associated therewith, and supersede and replace any and all prior agreements and understandings between the Parties concerning the subject matter of such Agreements and Employee’s relationship with the Company.

22. No Waiver. The failure of either the Company or the Employee to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

23. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Senior Vice President, General Counsel & Secretary of the Company or the Chief Executive Officer of the Company.

24. Governing Law. This Agreement shall be construed, interpreted, governed, and enforced in accordance with California law, without regard to choice-of-law provisions. The Parties consent to personal and exclusive jurisdiction and venue in California.

25. Effective Date. This Agreement is effective after both parties have signed it and after seven (7) days have passed since Employee has signed the Agreement (the “Effective Date.”) However, the Employee shall have seven days after signing the Agreement to revoke it. Revocation must be made in writing and delivered no later than seven days after execution to the Senior Vice President, General Counsel & Secretary for the Company.

26. Counterparts; Facsimile. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. A signature shall be treated as a fully enforceable signature hereto upon receipt by facsimile, mail, Federal Express delivery or personal delivery.

27. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

TIBCO SOFTWARE INC.

Dated:	April 30, 2004	By:	/s/ William R. Hughes
William R. Hughes
Sr. VP, General Counsel & Secretary

David Rice, an individual

Dated:	April 29, 2004		/s/ David W. Rice
David Rice

EXHIBIT A TO TERMINATION AGREEMENT AND RELEASE

SUPPLEMENTAL RELEASE

SUPPLEMENTAL RELEASE

This Supplemental Release (“Supplemental Agreement”) is made by and between David Rice (“Employee”) and TIBCO Software Inc. (the “Company”) (Employee and Company jointly referred to as the “Parties”). Capitalized terms not defined in this Supplemental Agreement shall have the meaning ascribed to them in the Transition Agreement (defined below).

WHEREAS, Employee was employed by TIBCO Software Inc.;

WHEREAS, Employee and Company entered into a Transition and Release Agreement with an Effective Date, as defined therein, of                                          (the “Transition Agreement”);

WHEREAS, Employee’s employment ceased on [     ] 2004 (the “Actual Termination Date”);

WHEREAS, as a condition precedent to the provision of certain consideration under the Transition Agreement and this Supplemental Release the Parties agreed in the Transition Agreement to resolve following the Actual Termination Date any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with the Company;

THUS, in consideration of the promises made herein and in the Transition Agreement, the Parties agree as follows:

1. Consideration. Cash Payment. The Company shall pay Employee the total amount of                                          [Usage Note: At the time of Termination, insert actual amount to be paid, whether an acceleration amount of the Monthly, Payments, the anticipated Final Lump Sum Payment of Four Thousand Eight Hundred Ninety-Five and 84/100 Dollars ($4,895.84), or a lesser amount based upon earlier over payment pursuant to the terms of the Transition Agreement.], less applicable withholding, in accordance with the Company’s regular payroll practices. This payment shall be made to Employee within sixteen (16) days after the Effective Date of this Supplemental Agreement, as defined below.

2. Benefits. Employee’s participation in all benefits and incidents of employment shall cease on the Actual Termination Date subject to Employee’s right to continue his health insurance under COBRA.

3. Stock. Employee agrees that he is not entitled to continued vesting in the Stock Option Agreements subsequent to the Actual Termination Date. The exercise of Employee’s vested shares, if any, shall continue to be governed by the terms and conditions of the Stock Option Agreements.

4. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Employment Agreement and NDA Agreement

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between Employee and the Company, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Employee shall return, by the Effective Date, all of the Company’s property and confidential and proprietary information in his possession to the Company. By signing this Agreement, Employee declares under penalty of perjury that he has returned all Company property.

5. Payment of Salary. Employee acknowledges and represents that as of the Effective Date of this Supplemental Agreement that the Company has paid all salary, wages, bonuses, accrued vacation, commissions, distributions, interest, equity, severance, fees, penalties and any and all other benefits and compensation due to Employee.

6. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its past and present administrators, managers, officers, directors, employees, investors, stockholders, agents, predecessors, successors in interest, and assigns, employee benefit plans and their fiduciaries, subsidiaries, predecessors and successors in interest, agents, representatives and assigns. Employee hereby fully and forever releases the Company and its past and present administrators, managers, officers, directors, employees, investors, stockholders, agents, predecessors, successors in interest, and assigns, affiliates, divisions, subsidiaries, employee benefit plans and their fiduciaries, subsidiaries, predecessors and successors in interest (the “Releasees”), from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase or actual purchase (if any) of shares of stock of the Company, including, without limitation, any claims for fraud; misrepresentation; breach of fiduciary duty; breach of duty under applicable state corporate law; and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; fraud in the inducement, breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers’ compensation; and disability benefits;

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(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; The Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the California Family Rights Act; the California Fair Employment and Housing Act; and the California Labor Code, including, but not limited to, Labor Code Sections 1400-1408;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorneys’ fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Supplemental Agreement, nor to any rights to defense and indemnity that Employee may have available to him from the Company pursuant to the terms of the Company’s insurance policies, the Indemnity Agreement, the Company’s By-Laws, or pursuant to statute or common law.

7. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Supplemental Agreement. Employee acknowledges that the consideration given for this Supplemental Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that

(a) he should consult with an attorney prior to executing this Supplemental Agreement;

(b) he has twenty-one (21) days within which to consider this Supplemental Agreement;

(c) he has seven (7) days following his execution of this Supplemental Agreement to revoke the Agreement;

(d) this Supplemental Agreement shall not be effective until the revocation period has expired; and

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(e) nothing in this Supplemental Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

8. Civil Code Section 1542. Employee represents that he is not aware of any claim by him against any of the Releasees other than the claims that are released by this Supplemental Agreement. Employee acknowledges that he has had the opportunity to be advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

9. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the Releasees. Employee also represents that he is not presently aware of any claims on his own behalf, not otherwise released herein, against the Company or any of the Releasees, and that consequently, he has no present intention to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the Releasees.

10. No Application for Employment. Employee understands and agrees that, as a condition of this Supplemental Agreement, he shall not be entitled to any employment with the Company, and he hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees that he will not apply for employment with the Company.

11. Confidentiality. Employee acknowledges that his agreement to keep the contents of, terms and conditions of, and the consideration for this Supplemental Agreement confidential was a material factor on which the parties relied in entering into this Supplemental Agreement. Except as permitted herein, Employee agrees to maintain in confidence the existence of this Supplemental Agreement, the contents, terms and conditions of this Supplemental Agreement, and the consideration for this Supplemental Agreement (hereinafter collectively referred to as “Settlement Information”). Employee may also disclose, on a reasonable “need to know” basis the contents of, terms and conditions of, and the consideration for this Supplemental Agreement to: a) immediate family; b) legal and/or other professional advisors, or Company personnel necessary to implement the Supplemental Agreement (as determined by the Company in its sole discretion); c) to enforce (or defend against asserted claims of) breaches of this Supplemental Agreement; or d) as required by law (e.g. by subpoena or for tax disclosures) or pursuant to Court order. Except as to the latter two categories, such recipients of Settlement Information will also be informed of the confidentiality requirements contained herein. Employee otherwise agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to other third parties, and agrees that there will be no other publicity, directly or indirectly, concerning any Settlement Information.

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12. Breach. Employee acknowledges and agrees that any breach of Paragraphs 6 or 8 hereof or Paragraph 14 of the Transition Agreement shall constitute a material breach of this Agreement and shall entitle the Company to recover the consideration provided to Employee under this Agreement, except as provided by law, and that any material breach of any provision of this Agreement, the Transition Agreement, or of the Employment Agreement or the NDA shall constitute a material breach of this Agreement and shall entitle the Company to seek injunctive relief to retrain such breach and prevent irreparable harm, without prejudice to the Company’s right to pursue all other remedies permitted by law. Except as provided by law, the non-prevailing Party in the adjudication of any such claims shall be liable to the prevailing Party for all reasonable costs (including the costs of arbitration, litigation and court fees incurred in connection with such action), attorneys’ fees and any and all damages incurred by the prevailing Party in enforcing (or defending against claimed breaches of) the obligations under this Supplemental Agreement, the Employment Agreement and the NDA Agreement.

13. Arbitration. The Parties agree that any and all disputes arising out of the terms of the Transition Agreement, the Supplemental Agreement, their interpretation, and any of the matters herein released, shall be subject to confidential and binding arbitration in Santa Clara County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, supplemented by the California Code of Civil Procedure. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under the Transition Agreement, this Supplemental Agreement, the Employment Agreement and the NDA Agreement.

14. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Supplemental Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Supplemental Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

15. No Representations. Each Party represents that it has consulted with an attorney, and has carefully read and understands the scope and effect of the provisions of this Supplemental Agreement. In entering into this Supplemental Agreement, neither Party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Supplemental Agreement.

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16. Severability. In the event that any provision, or any portion thereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Supplemental Agreement shall continue in full force and effect without said provision or portion of said provision.

17. Entire Agreement. This Supplemental Agreement, the Transition Agreement, the Employment Agreement, the NDA Agreement, the Indemnity Agreement and the Stock Option Agreements represent the entire agreement and understanding between the Company and Employee concerning the subject matter thereof and Employee’s employment with and separation from the Company, and the events leading thereto and associated therewith, and supersede and replace any and all prior agreements and understandings between the Parties concerning the subject matter of this Supplemental Agreement and Employee’s relationship with the Company.

18. No Waiver. The failure of either the Company or Employee to insist upon the performance of any of the terms and conditions in this Supplemental Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Supplemental Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Supplemental Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

19. No Oral Modification. This Supplemental Agreement may only be amended in a writing signed by Employee and the Senior Vice President, General Counsel & Secretary of the Company or the Chief Executive Officer of the Company.

20. Governing Law. This Supplemental Agreement shall be construed, interpreted, governed, and enforced in accordance with California law, without regard to choice-of-law provisions. The Parties consent to personal and exclusive jurisdiction and venue in California.

21. Effective Date. This Supplemental Agreement is effective after both parties have signed it and after seven (7) days have passed since Employee has signed the Supplemental Agreement (the “Effective Date”). Employee has seven days after signing the Supplemental Agreement to revoke it. Revocation must be made in writing and delivered no later than seven days after execution, to the Senior Vice President, General Counsel & Secretary for the Company.

22. Counterparts; Facsimile. This Supplemental Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. A signature shall be treated as a fully enforceable signature hereto upon receipt by facsimile, mail, Federal Express delivery, or personal delivery.

23. Voluntary Execution of Agreement. This Supplemental Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Supplemental Agreement;

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(b) They have been represented in the preparation, negotiation, and execution of this Supplemental Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Supplemental Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Supplemental Agreement.

IN WITNESS WHEREOF, the Parties have executed this Supplemental Agreement on the respective dates set forth below.

TIBCO SOFTWARE INC.

Dated:	By:
William R. Hughes
Sr. VP, General Counsel & Secretary

David Rice, an individual
Dated:
David Rice

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EXHIBIT B TO TERMINATION AGREEMENT AND RELEASE

To Whom It May Concern:

David Rice was EVP of Operations of TIBCO Software from October 2002 to March 2004. In this role, he was responsible for expense management company-wide. During his tenure, operating expenses were significantly reduced, which contributed to the company moving from an operating loss to an operating profit of approximately 20% in the first quarter of fiscal year 2004. He led the renegotiation of the company’s headquarters office lease, resulting in a nearly 50% reduction in monthly rent and depreciation expenses.

David directly managed four departments (Global Field Sales/Services Operations, Human Resources, Legal and Corporate Services), with a total of approximately 60 employees. He led the company’s initiative to establish a development and services operation in India.

David’s contributions to TIBCO are greatly appreciated and we wish him continued success in the future.

Sincerely,

TIBCO Software Inc.

Vivek Ranadive

Chairman and CEO

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